Exhibit 99.1

Contacts:
Elise Caffrey	Nancy Smith
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3323
ecaffrey@irobot.com	nsmith@irobot.com
IROBOT TO ACQUIRE NEKTON RESEARCH, LLC
Acquisition accelerates iRobot’s strategic push into maritime systems
Bedford, Mass., September 8, 2008 – iRobot Corp. (Nasdaq: IRBT) today announced it has signed a definitive agreement to acquire Nekton Research, LLC, an unmanned underwater robot and technology company based in Raleigh-Durham, North Carolina. The transaction is expected to close by September 12, 2008.
Nekton has been instrumental in shaping the underwater marketplace during the past 6 years by supporting customers such as the Office of Naval Research (ONR), Naval Undersea Warfare Command (NUWC), the Naval Air Systems Command (NAVAIR) and the U.S. Special Operations Command (SOCOM). “We believe that the underwater market is the next frontier for robots,” said Helen Greiner, co-founder and chairman of iRobot. “This acquisition positions us for leadership in robot solutions on both the land and sea.”
Terms of the merger agreement include a cash payment of $10 million with the potential for additional consideration of up to $5 million, based on the achievement of certain business and financial milestones. The impact on iRobot 2008 revenue will be minimal and in 2009 the anticipated product and contract revenue will be $6-8 million. The transaction is estimated to be $0.02 dilutive to earnings per share in 2008 and $0.02-0.03 in 2009 due to expected investments by iRobot to productize the Nekton Ranger prototype.
“We are excited to have the opportunity to acquire a company with such a successful history of innovation and insight in the underwater vehicle space,” said Joe Dyer, president of iRobot’s Government and Industrial Robots division. “Nekton’s Ranger will be a strong complement to the Seaglider we have licensed from the University of Washington. With these two unmanned underwater vehicles (UUVs) we will be better positioned to meet the needs of our customers.”
Rick Vosburgh, Nekton’s President and CEO, will be appointed Executive Director, Maritime Systems and will lead business operations out of iRobot’s newly established Maritime Programs office located in Raleigh-Durham, North Carolina. “We are extremely happy to be joining the iRobot team. The expertise iRobot has demonstrated in migrating research projects to products made it a perfect fit for our company,” said Mr. Vosburgh. “We expect to be offering a next -generation Ranger by late 2009, which would not have been possible without iRobot.”
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730▪ 781.430.3000▪ Fax 781.430.3001▪ www.iRobot.com

About iRobot Corp.
iRobot is a provider of robots that perform dull, dirty or dangerous missions in a better way. The company’s proprietary technology, iRobot AWARE™ Robot Intelligence Systems, incorporates advanced concepts in navigation, mobility, manipulation and artificial intelligence. This proprietary system enables iRobot to build behavior-based robots, including its family of consumer and military robots. For additional information about iRobot, please visit www.irobot.com.
For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations concerning future financial performance, the anticipated revenue, contribution and earnings per share impacts of the acquisition of Nekton Research, LLC, the timing of new product introductions, demand for and market acceptance of its products and the expected closing of the acquisition of Nekton Research, LLC. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: integrating Nekton Research, LLC’s operations with iRobot Corp., general economic conditions, our ability to operate in an emerging market, fluctuations in our operating results and the seasonality of our business, our ability to enhance our current consumer robots or develop new consumer robots, our dependence on the U.S. federal government and government contracts, our ability to expand our product offering beyond our current markets, market acceptance of our products, our ability to manage our rapid growth, changes in government policies or spending priorities and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.
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iRobot Corporation
8 Crosby Drive, Bedford, MA 01730▪ 781.430.3000▪ Fax 781.430.3001▪ www.iRobot.com